SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934



 Date of report (Date of earliest event reported):  February 27, 2004




                    JONES LANG LASALLE INCORPORATED
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Maryland                     001-13145              36-4150422
------------------------    --------------------        ---------------
(State or other juris-      (Commission File            (IRS Employer
diction of incorporation)   Number)                     Identification
                                                        No.)




     200 East Randolph Drive, Chicago, IL                  60601
     ------------------------------------               ----------
    (Address of principal executive office)             (Zip Code)




Registrant's telephone number, including area code:         (312) 782-5800




                            Not Applicable
    --------------------------------------------------------------
    (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

     In a press release issued on February 27, 2004, Jones Lang LaSalle announced that it expects to implement a share repurchase program approved by its Board of Directors. Under the program, the Firm may repurchase up to 1.5 million shares in the open market and in privately negotiated transactions, depending upon market prices and other conditions. The repurchase of shares is primarily intended to offset dilution resulting from stock and stock option grants made under the Firm's existing stock plans.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this filing, and the exhibit attached hereto, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Jones Lang LaSalle's actual results, performance, achievements, plans and objectives to be materially different from any future results, performance, achievements, plans and objectives expressed or implied by such forward-looking statements. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in its expectations or results.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits


     The following exhibit is included with this Report:

      99.1.Press release issued by Jones Lang LaSalle Incorporated on February 27, 2004

                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  February 27, 2004         JONES LANG LASALLE INCORPORATED



                                  By:    /s/ Lauralee E. Martin
                                         ------------------------------
                                  Name:  Lauralee E. Martin

                                  Title: Executive Vice President and
                                         Chief Financial Officer

                             EXHIBIT INDEX
                             -------------




Exhibit 99.1 Press release issued by Jones Lang LaSalle Incorporated on February 27, 2004